                                                                    EXHIBIT 10.7
                                    SUBLEASE
                                 BY AND BETWEEN
                  GENERAL ATOMICS AND BIOSITE DIAGNOSTICS, INC.


1. PARTIES, RECITALS, AND GENERAL AGREEMENT. This Sublease, dated, for reference purposes only, February 17, 1992, is made by and between General Atomics, a California Corporation (herein called "Lessor") and Biosite Diagnostics, Inc. (herein called "Lessee").

RECITALS:

Under terms of a Sublease dated December 1, 1988, Lessor subleased to Lessee Suite D (5920 SF).

Under terms of a Sublease dated November 30, 1989, Lessor subleased to Lessee Suite C (6520 SF); Lessor agreed to install and finance certain improvements identified as Phase 1 - Suite D and Phase 2 - Suite C to be paid by the Lessee as additional rent.

Under terms of Amendment 2 of the Sublease dated November 30, 1989, Lessor subleased to Lessee Suite E (3880 SF) and agreed to finance Phase 3 improvements to be paid by the Lessee as additional rent.

Under terms of a Sublease dated March 29, 1991, Lessor subleased to Lessee, Suites A and B (3160 SF) and agreed to finance Phase 4 improvements to be paid by the Lessee as additional rent.

Under terms of the Sublease dated November 30, 1989, and Amendment 3 dated November 16, 1990, the rental period for Suites C, D, and E ends October 31, 1995.

Under terms of the Sublease dated March 29, 1991, the rental period for Suites A and B ends June 30, 1992.

Lessee desires to add Suite G to its premises starting March 1, 1992.

Parties desire that all space blocks (Suites A, B, C, D, E, and G) covered under this agreement have a concurrent term and blended base rental rate.

Lessee desires to have Lessor install and finance certain improvements (identified as Phase 5 improvements) to Suites A, B, and G.

Lessee desires to extend the term of all space covered under this Sublease for a period of five (5) years commencing with completion of Phase 5 improvements.

PARTIES THEREFORE AGREE AS FOLLOWS:

All previous Subleases including the Sublease dated November 30, 1989, it. Amendments 1 through 3, and the Sublease dated March 29, 1991, are replaced by this restated Sublease dated February 17, 1992. Space covered herein includes:

         Suites A & B                         3160 SF
         Suite C                              6520 SF
         Suite D                              5920 SF
         Suite E                              3880 SF
         Suite G                              4420 SF
         Total                              23,900 SF

The term for all space blocks, Suites A, B, C, D, E, and G shall end concurrently with a five year term commencing with substantial completion of Phase 5 improvements.

Unamortized costs for improvements under terms of the superseded Subleases for Suites A, B, C, D, and E shall be combined with cost of new improvements to Suites A, B, and G, all to be amortized over a five year period.

Lessee shall take possession of Suite G, assume responsibility for security, obtain appropriate insurance coverage, and transfer Suite G utility service accounts to Lessee, all effective March 1, 1992.

2.       PREMISES, PARKING AND COMMON AREAS.

         2.1 PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the County of San Diego, State of California commonly known as Building 4, Sorrento West, 11030 Roselle Street, Suites A, B, C, D, E and G, or approximately 23,900 square feet of office/industrial space more specifically described on Exhibits A-1 and A-2 herein referred to as "the Premises", including rights to the Common Areas as hereinafter specified but not including any rights to the roof of the Premises or to any Building in the Industrial Center. The Premises are a portion of the building herein referred to as the "Building." The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." Rider #1

         2.2 VEHICLE PARKING. Lessee shall be entitled to 72 vehicle parking spaces of which a maximum of 4 spaces may be reserved, unreserved and unassigned, on those porions of the Common Areas designated by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used only for Parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called

"Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

                  2.2.1 Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other then those designated by Lessor for such activities.

                  2.2.2 If Lessee permits or allows any of the prohibited activities described In paragraph 2.2 of this Lease, then Lessor shall have the right, without notice. In addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved end charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

         2.3 COMMON AREAS--DEFINITION. The term "Common Areas" is defined as all erects end facilities outside the Premises and within the exterior boundary line of the Industrial Center that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor. Lessee and of other lessees of the Industrial Center end their respective employees, suppliers, shippers, customers and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveway, and landscaped areas.

         2.4 COMMON AREAS--LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use. In common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

         2.5 COMMON AREAS--RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Lessee agrees to abide by and conform to all such rules and regulations and to cause its employees suppliers, shippers, customers, and invitees to so abide and conform Lessor shell not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

         2.6 COMMON AREAS--CHANGES. Lessor shall have the right in Lessor's sole discretion, from time to time:

                  (a) To make changes to the Common Areas including without limitation, changes in the location size shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) To designate other land outside the boundaries of The Industrial Center to be a part of the Common Areas; (d) To add additional buildings and improvements to the Common Areas; (e) To use the Common Areas white engaged in making additional improvements, repair or alterations to The Industrial Center, or any portion thereof; (f) To do and perform such other acts end make such other changes in to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

                  2.6.1 Lessor shall at all times provide the parking facilities required by applicable law and in no event shall the number of parking spaces that Lessee is entitled to under paragraph 2.2 be reduced.

3.       TERM.

         3.1 TERM. The term of this Lease shall be for approximately five years commencing on Refer to Paragraph 47 and ending on Refer to Paragraph 47 unless sooner terminated pursuant to any provision hereof.

         3.2 DELAY IN POSSESSION. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof.

         3.3 EARLY POSSESSION. If Lessee occupies the Premises prior to said commencement date, such occupancy shell be subject to all provisions of this Lease, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4.       RENT.

         4.1 BASE RENT. Lessee shall pay to Lessor, as Base Rent for the Premises, without any offset or deduction, except as may be otherwise expressly provided in this Lease, on the 1st day of each month of the term hereof, monthly payments in advance of

$15,820. Refer to Paragraph 48. Lessee shall pay Lessor upon execution hereof $15,820 as Base Rent for March 1992. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the Base Rent. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

         4.2 OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

                  (a) "Lessee's Share" is defined, for purposes of this Lease, as 84.29 percent of building, 20.15% of industrial center.

                  (b) "Operating Expenses" is defined, for purposes of this Lease, as all costs incurred by Lessor, if any for:

                           (i)  The operation, repair and maintenance, in
neat, clean, good order and condition, of the following:

                                    (aa)  The Common Areas, including parking
areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities and fences and gates;

                                    (bb)  Trash disposal services;

                                    (cc)  Tenant directories;

                                    (dd)  Fire detection systems including
sprinkler system maintenance and repair;

                                    (ee)  Security services;

                                    (ff)  Any other service to be provided by
Lessor that is elsewhere in this Lease stated to be an "Operating Expense;"

                           (ii)  Any deductible portion of an insured loss
concerning any of the items or matters described in this paragraph 4.2;

                           (iii)  The cost of the premiums for the liability
and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

                           (iv)  The amount of the real property tax to be
paid by Lessor under paragraph 10.1 hereof;

                           (v)  The cost of water, gas and electricity to
service the Common Areas.  Rider #3

                  (c) The inclusion of the improvements, facilities and services set forth in paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

                  (d) Lessee's Share of Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Shares of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each twelve-month period of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding year were less than Lessee's Share as indicted on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof $33,000 as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or pertain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a security deposit so that the total amount of the security deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial security deposit bears to the initial Base Rent set forth in paragraph 4. Lessor shall not be required to keep said security deposit separate from its general accounts if Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6.       USE.

         6.1 USE. The Premises shall be used and occupied only for office, R&D, and manufacturing for biomedical products, in compliance with M1A zoning under the San Diego Municipal Code or any other use which is reasonably comparable and for no other purposes.

         6.2  COMPLIANCE WITH LAW.

                  (a) Lessor warrants to Lessee that the Premises, in the state existing on the date that the Lease term commences, but without regard to the use for which Lessee will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, rectify any such volition. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee's sole cost. The warrant contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this Lease, Lessee was an owner or occupant of the Premises and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

                  (b) Except as provided in paragraph 6.2(a) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises and of the Common Areas. Lessee shall not use nor permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Industrial Center. Refer to Paragraph 51.

         6.3  CONDITION OF PREMISES.

                  (a) Lessor shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless Lessee is already in possession) and Lessor warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors that existed prior to installing tenant improvements and remain after improvements in the Premises shall be in good operating condition on the Lease commencement date. In the event that its determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within six months after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this Lease, Lessee was an owner or occupant of the Premises.

                  (b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business. Refer to Paragraph 49.

7.       MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

         7.1 LESSOR'S OBLIGATIONS. Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6 (Use), 7.2 (Lessee's Obligations) and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee;s employees, suppliers, shippers, customers, or invitees, in which event Lessee shall repair the damage, Lessor, at Lessor's expense, subject to reimbursement pursuant to paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to paragraph 4.2. Lessor shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises.

Lessor shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any Common Area Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.

         7.2  LESSEE'S OBLIGATIONS.

                  (a) Subject to the provisions of paragraphs 6 (Use), 7.1 (Lessor's Obligations), and 9 (Damage or Destruction), Lessee, at Lessee's expense, shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably or readily accessible to Lessee) including, without limited the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (Lessee shall procure and maintain, at Lessee's expense, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the Premises. Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if Lessor so elects, Lessee shall reimburse, upon demand, for the cost thereof.

                  (b) If Lessee fails to perform Lessee's obligations under this paragraph 7.2 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent Installment.

                  (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contract otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

         7.3  ALTERATIONS AND ADDITIONS.

                  (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility installations in, on or about the Premises, or the Industrial Center, except for nonstructural alterations to the Premises not exceeding $2,500 in cumulative costs, during the term of this Lease. In any event, whether or not in excess of $2,5000 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the Building nor the Industrial Center without lessor's prior written consent. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window coverings, airlines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises and the Industrial Center to their prior condition. Lessor may require Lessee to provide Lessor, at lessor's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor. Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of the same.

                  (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Industrial Center that Lessee shall desire to make and which requires the consent of the lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

                  (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or the Industrial Center, or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises, and

Lessor shall have the right to post notices of non-responsibil- ity in or on the Premises or the Building as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises or the Industrial Center, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien, claim or demand indemnifying Lessor against liability for the same and holding the Premises and the Industrial Center free from the effect of such lien or claim. In addition, lessor may require lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to lessor's best interest to do so.

                  (d) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

         7.4 UTILITY ADDITIONS. Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of Lessor or Lessee, or any other lessee of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.       INSURANCE; INDEMNITY.

         8.1 LIABILITY INSURANCE--LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Industrial Center. Such insurance shall be in an amount not less than $1,000,000 per occurrence. The policy shall insure performance by lessee of the indemnity provisions of this paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

         8.2 LIABILITY INSURANCE--LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use, occupancy or maintenance of the Industrial Center in an amount not less than $1,000,000 per occurrence.

         8.3 PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Industrial Center improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), special extended perils ("all risk," as such term is used in the insurance industry), plate glass insurance and such other insurance as Lessor deems advisable. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(g) hereof, the deductible amounts under the casualty insurance policies relating to the Premises shall be paid by lessee.

         8.4  PAYMENT OF PREMIUM INCREASE.

                  (a) After the term of this Lease has commenced, Lessee shall not be responsible for paying Lessee's Share of any increase in the property insurance premium for the Industrial Center specified by Lessor's insurance carrier as being caused by the use, acts or omissions of any other lessee of the Industrial Center, or by the nature of such other lessee's occupancy which create an extraordinary or unusual risk.

                  (b) Lessee, however, shall pay the entirety of any increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

         8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by lessor. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this Lease. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof. Lessee's insurance policies shall name Lessor as additional insured.

         8.6 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and lessor shall, upon obtaining the policies of insurance required give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         8.7  INDEMNITY.

                  (a) Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Industrial Center, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Industrial Center arising from any cause and lessee hereby waives all claims in respect thereof against Lessor.

                  (b)  Rider #4.

         8.8 EXEMPTION OF LESSOR FROM LIABILITY. Except as provided in Section
8.7 hereof, Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business of any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Industrial Center, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Industrial Center, nor from the failure of Lessor to enforce the provisions of any other lease of the Industrial Center.

9.       DAMAGE OR DESTRUCTION.

         9.1  DEFINITIONS.

                  (a) "Premises Partial Damage" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the Premises.

                  (b) "Premises Total Destruction" shall mean if the Premises are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Premises.

                  (c) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

                  (d) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

                  (e) "Industrial Center Buildings" shall mean all of the buildings on the Industrial Center site.

                  (f) "Industrial Center Buildings Total Destruction" shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

                  (g) "Insured Loss" shall mean damage or destruction which was covered by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an unsecured loss.

                  (h) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

         9.2  PREMISES PARTIAL DAMAGE; PREMISES BUILDING PARTIAL DAMAGE.

                  (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.

                  (b) Uninsured Loss: Subject to the provisions of paragraphs
9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten 910) days after the receipt of such notice to give written notice to Lessor of lessee's intention to repair such damage at Lessee's expense, without reimbursement from lessor, in which event this Lease shall continue in full force and effect, and lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         9.3 PREMISES TOTAL DESTRUCTION; PREMISES BUILDING TOTAL DESTRUCTION; INDUSTRIAL CENTER BUILDINGS TOTAL DESTRUCTION.

                  (a) Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this lease there is damage, whether or not it is an Insured Loss, and which falls into the classifications of either (i) Premises Total Destruction, or (ii) Premises Building Total destruction, or (iii) Industrial Center Buildings Total Destruction, then Lessor may at lessor's option either (i) repair such damage or destruction, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         9.4  DAMAGE NEAR END OF TERM.

                  (a) Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor or Lessee may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of the other party of the first party's election to do so within 30 days after the date of occurrence of such damage.

                  (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty 920) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

         9.5  ABATEMENT OF RENT; LESSEE'S REMEDIES.

                  (a) In the event Lessor repairs or restores the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (0) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

         9.6 TERMINATION--ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

         9.7 WAIVER. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.      REAL PROPERTY TAXES.

         10.1 PAYMENT OF TAXES. lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

         10.2 ADDITIONAL IMPROVEMENTS. Less shall not be responsible for paying Lessee's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

         10.3 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of lessor in the Industrial Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Industrial Center. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Industrial Center or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfer hereof.

         10.4 JOINT ASSESSMENT. If the Industrial Center is not separately assessed, Lessee's share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

         10.5 PERSONAL PROPERTY TAXES.

              (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

              (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building. Rider #5.

12.      ASSIGNMENT AND SUBLETTING.

         12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this lease without the need for notice to Lessee under paragraph 13.1.

         12.2 LESSEE AFFILIATE. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate," provided that before such assignment shall be effect said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

         12.3 TERMS AND CONDITIONS OF ASSIGNMENT. Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Shares of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rental shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

         12.4 TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

              (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

              (b) No sublease entered into by lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

              (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

              (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

              (e) The consent by lessor to any subletting shall not constitute a consent to any subsequent subletting by lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

              (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or any one else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

              (g) In the event lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to lessor, in which event lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to lessee or for any other prior defaults of Lessee under such sublease.

              (h) Each and every consent required of lessee under a sublease shall also require the consent of Lessor.

              (i) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

              (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

              (k) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of such notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

         12.5 ATTORNEY'S FEES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if lessee shall request the consent of Lessor for any act Lessee proposes to do then lessee shall pay Lessor's reasonable attorney's fees incurred in connection therewith, such attorney's fees not to exceed $350.00 for each such request.

13.      DEFAULT; REMEDIES.

         13.1 DEFAULT. the occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

              (a) The vacating or abandonment of the Premises by Lessee.

              (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

              (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty
(30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. to the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

              (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

              (e) The discovery by Lessor that any financial statement given to lessor by Lessee was materially false.

         13.2 REMEDIES. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

              (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

              (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

              (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

         13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after the written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided,however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

         13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on lessor by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Lessee, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this Lease to the contrary.

14. CONDEMNATION. If the Premises or any portion thereof or the Industrial Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Common Areas designated as parking for the Industrial Center is taken by condemnation. Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the Power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15.      BROKER'S FEE.

         (a) Upon execution of this Lease by both parties, Lessor shall pay to [N/A See Paragraph 50] Licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s), or in the event there is no separate agreement between Lessor and said broker(s), the sum of $[none] for brokerage services rendered by said broker(s) to Lessor in this transaction.

16.      ESTOPPEL CERTIFICATE.

         (a) Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party.

         (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, and (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance.

         (c) If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean ***Rider
6***.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

21. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Property and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this lease except as otherwise specifically stated in this Lease. Refer to Paragraph 52.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. WAIVERS. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. [INTENTIONALLY OMITTED].

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any party thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. Such continued occupancy shall be at a rate of 125% of the amount being paid by the lessee the last month of the term hereof.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State where the Industrial Center is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Industrial Center is located.

30. SUBORDINATION.

    (a) This Lease, and any Option granted hereby, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

         (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this paragraph 30(b). Refer to Paragraph 53.

31. ATTORNEY'S FEES. If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained

Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises or the Industrial Center without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Industrial Center.

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. QUIET POSSESSION. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Property.

39. OPTIONS.

    39.1 DEFINITION. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Industrial Center or other property of Lessor or the right of first offer to lease other space within the Industrial Center or other property of Lessor; (3) the right or option to purchase the Premises or the Industrial Center, or the right of first refusal to purchase the Premises or the Industrial Center, or the right of first offer to purchase the Premises or the Industrial Center, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

         39.2 OPTIONS PERSONAL. Each Option granted to Lessee in this lease is personal to the original lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

         39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this lease or later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

         39.4 EFFECT OF DEFAULT ON OPTIONS.

              (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(b) or 13.1(c) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (following written notice thereof to Lessee) and continuing until the obligation is paid, or (iii) at any time after an event of default described in paragraphs 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), nor (iv) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured, during the 12-month period of time immediately prior to the time that Lessee attempts to exercise the subject Option.

              (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

              (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(c) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessee commits a default described in paragraph 13.1(a), 13.1(d) or 13.1(e) (following written notice of such default to Lessee), or (iv) Lessor gives to Lessee three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured.

40. SECURITY MEASURES. Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at lessor's sole option, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

41. EASEMENTS. Lessor reserves to itself the right, from tie to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

43. AUTHORITY. If lessee is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership. Lessee shall, within thirty (30) days after execution of this

Lease, deliver to lessor evidence of such authority satisfactory to Lessor.

44. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by lessor and lessee.

46. ADDENDUM. Attached hereto is an addendum or addenda containing paragraphs 47 through 55 which constitute a part of this Lease plus Exhibits A-1, A-2, A-3, and an Addendum to the Sublease containing Riders 1 through 6 which constitutes a part of the Sublease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

                  THIS LEASE HAS BEEN PREPARED FOR SUBMISSION
                  TO YOUR ATTORNEY FOR APPROVAL.  NO REPRE-
                  SENTATION OR RECOMMENDATION IS MADE BY THE
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                  OR BY THE  REAL ESTATE BROKER OR ITS AGENTS
                  OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY,
                  LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS
                  LEASE OR THE TRANSACTION RELATING THERETO.
                  THE PARTIES SHALL RELY SOLELY UPON THE

                  ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE
                  LEGAL AND TAX CONSEQUENCES OF THIS LEASE.


              LESSOR                                LESSEE

GENERAL ATOMICS                         BIOSITE DIAGNOSTICS



By  /s/ R.H. Dalry                      By  /s/ Kim D. Blickenstaff
    -----------------------------           ------------------------------
     R.H. Dalry, Director,
     Facilities


                                        By
By                                          ------------------------------
    -----------------------------

                                        Executed on
                                                    ----------------------
                                                          (Corporate Seal)
Executed on
           ----------------------
                 (Corporate Seal)


  ADDRESS FOR NOTICES AND RENT                       ADDRESS

---------------------------------       ----------------------------------

---------------------------------       ----------------------------------

---------------------------------       ----------------------------------

47. TERM AND COMMENCEMENT DATE. The term for space Suite G shall commence March 1, 1992 and end concurrently with that for Suites A, B, C, D, and E. The rental period for all space, Suites A, B, C, D, E, and G, shall end concurrently, five years subsequent to the first day of the month following substantial completion of tenant improvements in Suites A, B, and G. Substantial completion shall be deemed to mean that Suites A, B, and G have been improved in accordance with approved plans and specifications and final inspection and approval have been obtained from the City of San Diego Building Inspection Department. The five year term shall start no later than November 1, 1992. Parties agree to establish the actual commencement date by executing Paragraph 54(g) once substantial completion is established.

48. RENT SCHEDULE. The following rent schedule shall apply:

    SPACE BLOCK           BASE RENT                        TENANT IMPROVEMENTS
    -----------           ---------                        -------------------
      (Suites)            (Monthly)                             (Monthly)

    A & B                 $ 2,136 (Note 3)                 $  380.70 (Note 1)
    C, D, & E             $11,032 (Note 3)                 $9,415.76 (Note 2)
    G                     $ 2,652 (Note 4)                 None (Note 2)

Note 1.           Recovery for tenant improvements ends 6/30/92.

Note 2. The unamortized cost of improvements for Suites C, D, and E will be added to cost for improvements in Suites A, B, and G. Total cost will be amortized over a five year period at 12% per annum.

Note 3. Rent will be adjusted at the start of the new five year ten using the Consumer Price Index of the Bureau of Labor Statistics of the U. S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles, Long Beach-Anaheim, California, "All Items." New rent shall be calculated by multiplying the current base rent ($11,032 and $2136) by a fraction, the numerator being the most recent available data published immediately prior to start of the five year term and the denominator of which shall be the C.P.I. for the month of March 1991.

Note 4. Rent ($2652) will be adjusted the same as in Note 3 except the C.P.I. for the denominator shall be for the month of February 1992.

49. TENANT IMPROVEMENTS. The Parties agree that Lessor shall install certain tenant improvements in Suites A, B, and G and make minor modifications in Suites C, D, and E, all at a cost not to exceed $350,000. Lessee agrees to pay for said improvements as added rent, amortized over the five year period at 12 percent per annum. Parties further agree that unamortized costs for improvements, previously installed in Suites C, D, and

E, shall be amortized over the same five year period at 12 percent per annum. The combined amortized amount, shall be paid as added monthly rent, starting with the new five year Sublease term as determined by date of substantial completion of Suites A, B, and G. Added rent for tenant improvements shall continue for five years until paid in full and shall be payable under the same terms and conditions as the base rent.

         (a) Design and Construction. Lessor shall cause the construction of tenant improvements to the premises including the working drawings, permits, construction, and final city inspection.

         Effective March 9, 1992, Lessee shall deliver to Lessor preliminary drawings to be used by Lessor in the preparation of working drawings and specifications. Within 30 business days after the March 9, 1992 date, Lessor shall return preliminary programming drawings prepared by a licensed architect selected by the Lessor. Promptly following receipt of comments from Lessee (not to exceed five business days), Lessor shall have prepared the final working drawings and specifications for submittal to the City Building Department. Lessor will use best effort to obtain approval an building permits. Promptly after obtaining permits, Lessor shall cause the construction of tenant improvements based on competitive bids and selection of qualified contractors.

         (b) Allowance. Lessor agrees to provide Lessee a tenant improvement, allowance in the amount of Three Hundred Fifty Thousand Dollar ($350,000) for design and construction applied toward expenditures against any and all costs incurred in the construction of the tenant improvements, including without limitation any and all fees, charges, costs, or expenses of any kind incurred by the Lessor in connection with design, engineering, governmental processing and approval, cost of equipment, materials, labor, construction overhead and fees, utility hookup, equipment installation, testing, inspection, or any costs directly related to the tenant improvements that improve the realty as reflected on the approved drawings and specifications. Excluded from the allowance are Lessor's direct applied proJect management costs, and cost of design, purchase, relocation or setup of Lessee's fixtures, or excess costs incurred by Lessee as covered below.

         If the amount of the estimated costs for the tenant improvements exceeds the allowance ("excess costs"), then not later than ten business days after delivery of estimated costs to Lessee, Lessee shall deliver to Lessor funds in the amount of the excess costs, which Lessor shall apply towards the cost of completing the tenant improvements. In addition, if at any time during the construction of the tenant improvements, the costs thereof incurred by Lessor equals the amounts of the allowance plus any excess costs previously paid by Lessee to Lessor, Lessor shall immediately prepare an estimate of the amounts reasonably required to complete the construction of the tenant improvements, and Lessor shall not be obligated to incur any additional expenses or continue construction of the tenant improvements until Lessee has deposited with Lessor funds in the amount of the estimate so prepared by Lessor.

         (c) Lessee Delays. In no event shall the substantial completion dates of this Sublease be extended due to a delay or fault of Lessee. Delays "due to the fault of Lessee" shall include, without limitation, delays caused by:

             (i) Lessee's failure to timely prepare the preliminary plans or review preliminary plans, or to timely approve the working plans or the estimated costs, or to furnish information and cooperation to Lessor for the preparation by the Lessor and approval by governmental agencies of the final plans;

             (ii) Lessee's request for or use of special materials, finishes or installations which are different than specified on Lessee approved drawings and specifications;

             (iii) Lessee's failure to timely deposit with Lessor any funds required for any excess costs or costs in excess of the allowance for the completion of the tenant improvements;

             (iv) Change orders requested by Lessee which actually result in a delay; or

             (v) Interference with Lessor's construction activities caused by Lessee or Lessee's agents, employees, servants or independent contractors.

             (vi) Lessee's failure to surrender appropriate areas for construction so Lessor can diligently complete said improvements without undue delays.

             Lessor shall give Lessee written notice of any delays due to the fault of Lessee hereunder promptly (within five (5) business days) after Lessor obtains knowledge of any such delays.

         (d) Change Orders. Lessee may from time to time have need to obtain change orders during the course of construction of the tenant improvements, provided that:

             (i)    Each such request shall be in writing and signed by Lessee;

             (ii) Each such request shall not result in any major or structural change in the building or tenant improvements as reasonably determined by Lessor; and

                  (iii) All additional charges and costs, including without limitation architectural and engineering costs, construction costs, material costs, and governmental processing costs, shall be the sole and exclusive obligation of Lessee.

                  Upon Lessee's written request for a change order, Lessor shall as soon as reasonably possible submit to Lessee a written estimate of the increased cost attributable to the requested change. Within five business days of the date such estimated cost adjustment is delivered to the Lessee, Lessee shall advise Lessor whether or not it wishes to proceed with the change order. Unless Lessee includes in its initial change order request that work in process at the time of the request be halted pending approval and execution of a change order, Lessor shall not stop construction of the tenant improvement, whether or not the change order relates to work then in process or about to be started.

         (e) Completion of Premises. Within five business days after substantial completion, Lessee shall conduct a walk-through inspection of the Premises with Lessor and complete a punch-list of items needing correction or additional work, which punch-list shall be approved in writing by Lessor and Lessee. Lessee shall submit to the Lessor a final punch-list within 60 days after substantial completion, which shall include all items requiring correction or additional work and which shall be approved in writing by Lessor and Lessee. Neither punch-list shall include any damage to the Premises caused by Lessee or by Lessee's agents, employees, servants, or independent contractors, which damage shall be repaired or corrected by Lessee at its expense. If Lessee fails to submit any punch-list to Lessor within such 60 day period, it shall be deemed that there are no items needing additional work or repair (excluding latent defects). Lessor's contractor shall complete all Lessor-approved punch-list items within 30 days after submission of the final punch-list or as soon as practicable thereafter. Upon completion of such punch-list items, Lessee shall approve such corrected or completed items in writing to Lessor. If Lessee fails to notify Lessor of its approval or disapproval of such items within ten business days of completion, such items shall be deemed approved by Lessee.

50. BROKER'S FEE. Lessee represents and warrants to Lessor that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless Lessor against any loss, cost, liability, or expense incurred by Lessor as a result of any claim asserted by any broker, finder, or other person on the basis of any arrangements made or alleged to have been made by or on behalf of Lessee.

51. Lessee agrees that use of Hazardous Materials is incidental to its operations on the premises and is not the primary or substantial purpose of its Tenancy.

     (a) Lessee shall coordinate any permit application for use, storage, handling, and disposal of Hazardous Substances with the Lessor and shall submit updated copies of such permits, applications, and licenses to Lessor for Lessor's files. At the request of the Lessor, Lessee shall submit a list and material data sheet for all Hazardous Materials maintained in the Premises.

     (b) Lessor, the Master Lessor, and their respective agents and Lenders shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same for "Hazardous Materials" as defined in any Federal, State, or local law or regulation, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements, or additions to the Premises as Lessor or Master Lessor may deem necessary or desirable.

     (c) Hazardous Substances used, produced, stored, processed, treated, refined, generated, and disposed of by Lessee shall be the responsibility of Lessee, and Lessee shall undertake and perform all such activities in accordance with all applicable laws and regulations and in accordance with Lessor's standard practices and in a safe and reasonable manner, during the term of the Sublease, when required or appropriate, but in no event later than the date that the Sublease is terminated.

52. This Sublease contains all agreements of the parties with respect to any matter mentioned herein. All prior Subleases and Amendments, listed below, are hereby replaced in their entirety and no prior agreement or understanding pertaining to this matter, other than the agreements contained herein, shall be effective.

     Sublease dated November 30, 1989 (Suites C & D).
     Sublease Amendment #1 dated December 1, 1989.
     Sublease Amendment #2 dated May 30, 1990 (Suite E).
     Sublease Amendment #3 dated November 16, 1990.
     Sublease dated March 29, 1991 (Suites A & B).

53. Lessee shall execute the attached "Agreement of Subordination and Attornment," Exhibit A-3, which constitutes part of this Sublease.

                                   ADDENDUM TO
                                 STANDARD LEASE


                         DATED    February 17, 1992
                               ------------------------
                         BY AND BETWEEN General Atomics
                                        ---------------
                            Biosite Diagnostics, Inc.
                         ------------------------------


        54   RENT ESCALATIONS

         (a) On      each anniversary of this Sublease
              base                   48
the monthly base rent payable under paragraph 4 of the attached Lease shall be adjusted by the increase, if any, from the date this Lease commenced, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim, California (1967=100), "All Items", herein referred to as "C.P I."

         (b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

         (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this addendum.

         (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

         (e) Annual rent adjustment determined under (a) shall be 4% minimum and 8% maximum.

         (f) The base rent under (a) shall be calculated by indexing the current base rent for 1 space blocks, Suites A, B, C, D, E, and G as covered in Paragraph 48. This shall be identified as the "blended base rent" to be used as the base rent payable the first month in Paragraph (b) above.

                                   ADDENDUM TO
                            STANDARD INDUSTRIAL LEASE


                         DATED    February 12, 1992
                              -------------------------
                         BY AND BETWEEN General Atomics
                                       ----------------
                            Biosite Diagnostics, Inc.
                         ------------------------------


    55    OPTION TO EXTEND

A. Lessor hereby grants to Lessee the option to extend the term of this Lease for a two year period commencing when the prior term expires upon each and all of the following terms and conditions:

         (i) Lessee gives to Lessor and Lessor receives written notice of the exercise of the option to extend this Lease for said additional term * prior to the time that the option period would commence if the option were exercised, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire; * one year

         (ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

         (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

         (iv) The monthly rent for each month of the option period shall be calculated as follows:

         (a) As used herein, the term "C.P.I." shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim, California (1967=100), "All Items", herein referred to as "C.P.I."

         (b) The rent payable for the first month of the Initial term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the month immediately preceding the commencement date of the option period and the denominator of which shall be the C.P.I. for the month in which the attached Lease was executed. The sum so calculated shall constitute the new monthly rent during the option period, but, in no event, shall such new monthly rent be less than the rent payable for the month immediately preceding the commencement of the option period.

         (c) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the Index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

                              ADDENDUM TO SUBLEASE

                                 General Atomics
                       a California Corporation ("Lessor")
                                       and
                            BIOSITE DIAGNOSTICS, INC.
                       a California Corporation ("Lease")
                          dated as of February 17, 1992
                                  (the "Lease")


The following modifications and insertions numbered Riders #1 through 6, are hereby made and incorporated into the Sublease and Exhibits thereto and shall be deemed made at the respective places indicated in the Sublease and Exhibits. In addition to the following Riders, certain deletions or insertions of language have been made at the places indicated throughout the Lease. In the event of any conflict between the Addendum and the printed provisions of the Sublease or the Exhibits, the provisions of this Addendum are intended to govern and control, and the Sublease and the Exhibits shall be construed accordingly. Any reference to the Sublease in the following provisions of this Addendum shall be deemed to include this Addendum, unless otherwise specified in such reference. Terms used in this Addendum which are defined in the Sublease or the Exhibits shall have the meaning given to them in the Sublease or the Exhibits.


RIDER 1:  Insert to section 2.1.

Lessor is the tenant under a certain lease (the "Master Lease") with Sorrento West Properties Inc. ("Master Lessor") of the Industrial Center. Lessor covenants, represents, and warrants that Lessor is not in default under the Master Lease, has not received any notice of termination by Master Lessor, of the Master Lease, that the execution and performance by Lessor of the terms and conditions of this Sublease will not violate any of the terms of the Master Lease, and that Lessor will not willfully commit any act or omission which would violate any term or condition of the Master Lease or cause the termination of the Master Lease during the term of this Sublease.


RIDER 2:  Delete in its entirety.


RIDER 3:  Insert to section 4.2 (b).

Notwithstanding the foregoing, the term Operating Expenses shall not include any cost or expense incurred with respect to any of the following:

(i) Except for improvements as agreed to under this Sublease, any capital improvements or replacements incurred from and after the date of this Sublease for any alteration, addition or improvement to the Building or the Industrial Center which would otherwise be considered an Operating Expense;

(ii) Interest or debt or amortization payments on any mortgages or deeds of trust or any other borrowings of Lessor;

(iii) The cost of wages, salaries, and other labor costs for the operation, repair and maintenance of the Industrial Center which are in excess of normally acceptable industry standards.


RIDER 4:  Insert to section 8.7.

(b) Lessor shall indemnify and hold harmless Lessee from and against any and all claims arising from any work or things done, permitted or suffered by Lessor in or about the Premises or arising from any act or omission of Lessor or any of Lessor's agents, contractors, or employees, or arising from any breach or default by Lessor under any of its obligations under this Sublease, and from and against all costs, attorneys' fees, expenses, liabilities incurred in the defense of any such claim or any action or


RIDER 5:  Insert to section 11.

Lessor shall supply the Premises as an item of Operating Expense with city water and sewer as a building service. Lessee shall be responsible for the prorata share of water and sewage, cost of extraordinary water and sewage usage, and its own janitorial, gas, electric, telephone, and security services for the Premises.


RIDER 6:  Insert to section 17.

***General Atomics, a California Corporation. Lessor herein named (and in case of any subsequent transfer, then the grantor) shall be relieved from and after the date of any transfer of Lessor's interest in the Industrial Center. As used herein,

"Lease" means "Sublease", "Lessor" means "Sublessor" and
"Lessee" means "Sublessee."***

IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum to Lease concurrent with the execution of the Lease.

GENERAL ATOMICS, a California Corporation


By  /s/ R.H. Dalry
    ------------------------------------
Its  Director, Facilities
    ------------------------------------

BIOSITE DIAGNOSTICS, INC., a California Corporation


By  /s/ Kim D. Blickenstaff
    ------------------------------------
Its  President
    ------------------------------------

The ideal location

         Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.


                                 GRAPHIC OMITTED


DIRECTIONS      [Graphic omitted]

         FROM SAN DIEGO: Take the Sorrento Valley Exit off Interstate 5 (north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site. OR

         Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley Road to Intersection with Sorrento Valley Blvd. Turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

         FROM LOS ANGELES: Take Carmel Valley Road Exit off Interstate 5 (south). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard. Turn right over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle to Sorrento West site.

         For information contact:

                                   EXHIBIT A-2

                         GRAPHIC OF OUTLINE OF BUILDING

                                    [OMITTED]

                              SUBLEASE AMENDMENT #1


The Sublease between General Atomics "Sublessor" and Biosite Diagnostics, Inc. "Sublessee" dated February 17, 1992, is amended effective this 10th day of August, 1992. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

0.1 PREMISES. Add 1550 SF of Suite F, identified as Suite F (temporary storage), to the premises for a new total of 25,450 SF. Refer to Exhibit A-2, Sublease Amendment #1.

0.2 TERM. Space added in Suite F is leased on a month-to-month basis with 30 days written notice from either party required for termination.

0.3 BASE RENT. Starting August 17, 1992, Sublessee will pay $0.55 per square foot for added 1550 square feet in Suite F or $853 (Eight Hundred Fifty-Three Dollars) per month. Increase total monthly rent from $15,820 (Fifteen Thousand Eight Hundred Twenty Dollars) to $16,673 (Sixteen Thousand Six Hundred Seventy-Three Dollars).

0.4      OPERATING EXPENSES.

         (a) "Lessee's Share" is defined for purposes of this lease as 89.76% of building, 21.45% of industrial center.

0.5 SECURITY MEASURES. Add the following: Until Sublessor completely vacates Suite F, Sublessor will control access. Sublessee will place its own security access on fenced area Sublessee occupies in Suite F.




           SUBLESSOR                              SUBLESSEE

GENERAL ATOMICS                        BIOSITE DIAGNOSTICS, INC.


By:  /s/ R. H. Dalry                   By:  /s/ Kim Blickenstaff
    -------------------------------        --------------------------------
R. H. Dalry, Director,                     President
----------------------                     --------------------------------
Facilities
----------

                                   EXHIBIT A-2

                         GRAPHIC OF OUTLINE OF BUILDING

                                    [OMITTED]

                              SUBLEASE AMENDMENT #2


The Sublease between General Atomics "Sublessor" and Biosite Diagnostics, Inc. "Sublessee" dated February 17, 1992, is amended effective this 21st day of January, 1993. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

2.1      PREMISES.  This Sublease Amendment shall apply to the following space:

                  Suites A & B                  3,160 SF
                  Suite C                       6,520 SF
                  Suite D                       5,920 SF
                  Suite E                       3,880 SF
                  Suite G                       4,420 SF
                                               ------
                  Total                        23,900 SF  Note

         Note: Suite F is not included in this Amendment since it is leased on a month-to-month basis.

3.1 & 47 TERM. Pursuant to the agreement made under "Term" of the above referenced Sublease, change Sublease term for the premises to a period of five (5) years starting January 1, 1993 and ending December 31, 1997.

48 RENT SCHEDULE. Pursuant to Note 2 of the Rent Schedule of the above referenced Sublease, the unamortized balance of payments for leasehold improvements for Suites C, D, and E in the amount of $272,960.34 (Exhibit A), added to the cost of leasehold improvements for Suites A, B, and G in the amount of $352,836.55 or a total of $625,796.89, shall be amortized over the new five year term. Accordingly, the monthly rent attributable to leasehold improvements is changed from $9,415.76 to $13,782.68 (Exhibit B).

         Pursuant to Notes 3 and 4 of the Rent Schedule of the above referenced Sublease, the base rent effective January 1, 1993 shall be changed by an adjustment as follows:

         Suites A, B, C, D & E - Adjusted Base Rent

         Current Base Rent x CPI-UWE&CW LA Anaheim-Riverside Nov 1992
                             ----------------------------------------
                              "    "     "     "       "     Mar 1991
         $13,168 x 424.2 = $13,971.65
                   -----
                   399.8

         Suite G - Adjusted Base Rent

         Current Base Rent x CPI-UWE&CW LA Anaheim-Riverside Nov 1992
                             ----------------------------------------
                              "    "     "     "       "     Feb 1992

         $2,652 x 424.2 = $2,712.75
                  -----
                  414.7


                                                              LEASEHOLD
             SPACE BLOCK                 BASE RENT (1/1/93) IMPROVEMENTS
             -----------                 ---------          ------------
              (Suites)                   (Monthly)            (Monthly)
             A, B, C, D & E             $13,971.65              ----
             G                            2,712.75              ----
             All                          -----              $13,782.68

             Total                      $16,684.40           $13,782.68

49       TENANT IMPROVEMENTS.  Change the Tenant Improvement
         (leasehold improvement) allowance from $350,000 to $352,836.55.


       SUBLESSOR                               SUBLESSEE

GENERAL ATOMICS                         BIOSITE DIAGNOSTICS, INC.


By:  /s/ R.H. Dalry                     By:  /s/ Kim D. Blickenstaff
    ---------------------------             ---------------------------
R. H. Dalry, Director,
Facilities

                                    Exhibit A

                         BIOSITE LEASEHOLD IMPROVEMENTS
                      November 1, 1990 - December 31, 1992

Principal                               $427,519.00
Interest Rate                                 12.0%
Term (in months)                                 60
Monthly payment                           $9,415.77

Payment Date                               Payment      Interest          Balance
------------                               -------      --------          -------
                                                                       $427,519.00
11/1/90                                   $9,415.76             0       418,103.24
12/1/90                                    9,415.76      4,181.03       412,868.51
1/1/91                                     9,415.76      4,128.69       407,581.44
2/1191                                     9,415.76      4,075.81       402,241.49
3/1/91                                     9,415.76      4,022.41       396,848 14
4/1/91                                     9,415.76      3,968.48       391,400.86
5/1/91                                     9,415.76      3,914.01       385,899.11
6/1/91                                     9,415.76      3,858.99       380,342.34
7/1/91                                     9,415.76      3,803.42       374,730.00
8/1/91                                     9,415.76      3,747.30       369,061.54
9/1/91                                     9,415.76      3,690.62       363,336.40
10/1/91                                    9,415.76      3,633.36       357,554.00
11/1/91                                    9,415.76      3,575.54       351,713.78
12/1/91                                    9,415.76      3,517.14       345,815.16
1/1/92                                     9,415.76      3,458.15       339,857.55
2/1/92                                     9,415.76      3,398.58       333,840.37
3/1/92                                     9,415.76      3,338.40       327,763.01
4/1/92                                     9,415.76      3,277.63       321,624.88
5/1/92                                     9,415.76      3,216.25       315,425.37
6/1/92                                     9,415.76      3,154.25       309,163.86
7/1/92                                     9,415.76      3,091.64       302,839.74
8/1/92                                     9,415.76      3,028.40       296,452.38
9/1/92                                     9,415.76      2,964.52       290,001.14
10/1/92                                    9,415.76      2,900.01       283,485.39
11/1/92                                    9,415.76      2,834.85       276,904.48
1/1/92                                     9,415.76      2,769.04       270,257.76
1/31/92 (Interest for month of December)                 2,702.58       272,960.34
1/1/93                                     9,415.76                     263,544.58
2/1/93                                     9,415.76      2,635.45       256,764.27
3/1/93                                     9,415.76      2,567.64       249,916.15
4/1/93                                     9,415.76      2,499.16       242,999.55
5/1/93                                     9,415.76      2,430.00       236,013.79
6/1/93                                     9,415.76      2,360.14       228,958.17
7/1/93                                     9,415.76      2,289.58       221,831.99
8/1/93                                     9,415.76      2,218.32       214,634.55
9/1/93                                     9,415.76      2,146.35       207,365.14
10/1/93                                    9,415.76      2,073.65       200,023.03
11/1/93                                    9,415.76      2,000.23       192,607.50
1/1/93                                     9,415.76      1,926.08       185,117.82
1/1/94                                     9,415.76      1,851.18       177,553.24
2/1/94                                     9,415.76      1,775.53       169,913.01
3/1/94                                     9,415.76      1,699.13       162,196.38

Payment Date                                Payment      Interest         Balance
------------                                -------      --------         -------
4/1/94                                     9,415.76      1,621.96       154,402.58
5/1/94                                     9,415.76      1,544.03       146,530.85
6/1/94                                     9,415.76      1,465.31       138,580.40
7/1/94                                     9,415.76      1,385.80       130,550.44
8/1/94                                     9,415.76      1,305.50       122,440.18
9/1/94                                     9,415.76      1,224.40       114,248.82
10/1/94                                    9,415.76      1,142.49       105,975.55
11/1/94                                    9,415.76      1,059.76        97,619.55
12/1/94                                    9,415.76        976.20        89,179.99
1/1/95                                     9,415.76        891.80        80,656.03
2/1/95                                     9,415.76        806.56        72,046.83
3/1/95                                     9,415.76        720.47        63,351.54
4/1/95                                     9,415.76        633.52        54,569.30
5/1/95                                     9,415.76        545.69        45,699.23
6/1/95                                     9,415.76        456.99        36,740.46
7/1/95                                     9,415.76        367.40        27,692.10
8/1/95                                     9,415.76        276.92        18,553.26
9/1195                                     9,415.76        185.53         9,323.03
10/1/95                                    9,416.26         93.23             0.00

Amor_Bio

                                    Exhibit B

                         BIOSITE LEASEHOLD IMPROVEMENTS
                                 January 1, 1993

Phase 5 Tls
-----------
Design Fees                                               41,747.57
Permit Fees                                               11,048.98
Base Construction Contract                               280,000.00
Construction Change Orders                                41,519.00
                                                        -----------
Subtotal                                                 374,315.55
Less Biosite Direct Payment                               (9,288.00)
Less Suite F Fire Protection                             (12,191.00)
                                                        -----------
Total Phase 5 Leasehold Improvements                     352,836.55
Remaining Balance - Old Note                             272,960.34
                                                        -----------
Total - New Note                                        $625,796.89

Principal Amount - New Note                             $625,796.89
Interest Rate                                                 12.0%
Term (in months)                                                 60
Monthly payment                                         $ 13,782.68

Payment Date                               Payment         Interest          Balance
------------                               -------         --------          -------

Jan 1, 1993                               $13,782.68              0        $625,014.21
Feb 1, 1993                                13,782.68       6,120.14         604,351.67
Mar 1, 1993                                13,782.68       6,043.52         596,612.51
Apr 1, 1993                                13,782.68       5,966.13         588,795.96
May 1, 1993                                13,782.68       5,887.96         580,901.24
Jun 1, 1993                                13,782.68       5,809.01         572,927.57
Jul 1, 1993                                13,782.68       5,729.28         564,874.17
Aug 1, 1993                                13,782.68       5,648.74         556,740.23
Sep 1, 1893                                13,782.68       5,567.40         548,524.95
Oct 1, 1993                                13,782.68       5,485.25         540,227.52
Nov 1, 1993                                13,782.68       5,402.28         531,847.12
Dec 1, 1993                                13,782.68       5,318.47         523,382.91
Jan 1, 1994                                13,782.68       5,233.83         514,834.06
Feb 1, 1994                                13,782.68       5,148.34         506,199.72
Mar 1, 1994                                13,782.68       5,062.00         497,479.04
Apr 1, 1994                                13,782.68       4,974.79         488,671.15
May 1, 1994                                13,782.68       4,886.71         479,775.18
Jun 1, 1994                                13,782.68       4,797.75         470,790.25
Jul 1, 1994                                13,782.68       4,707.90         461,715.47
Aug 1, 1994                                13,782.68       4,617.15         452,549.94
Sep 1, 1994                                13,782.68       4,525.50         443,292.76
Oct 1, 1994                                13,782.68       4,432.93         433,943.01
Nov 1, 1994                                13,782.68       4,339.43         424,499.76
Dec 1, 1994                                13,782.68       4,245.00         414,962.08
Jan 1, 1995                                13,782.68       4,149.62         405,329.02
Feb 1, 1995                                13,782.68       4,053.29         395,599.63
Mar 1, 1995                                13,782.68       3,956.00         385,772.95
Apr 1, 1995                                13,782.68       3,857.73         375,848.00
May 1, 1995                                13,782.68       3,758.48         365,823.80
Jun 1, 1995                                13,782.68       3,658.24         355,699.36
Jul 1, 1995                                13,782.68       3,556.99         345,473.67

Payment Date              Payment               Interest                 Balance
------------              -------               --------                 -------
Aug 1, 1995              13,782.68              3,454.74              335,145.73
Sep 1, 1995              13,782.68              3,351.46              324,714.51
Oct 1, 1995              13,782.68              3,247.15              314,178.98
Nov 1, 1995              13,782.68              3,141.79              303,538.09
Dec 1, 1995              13,782.68              3,035.38              292,790.79
Jan 1, 1996              13,782.68              2,927.91              281,936.02
Feb 1, 1996              13,782.68              2,819.36              270,972.70
Mar 1, 1996              13,782.68              2,709.73              259,899.75
Apr 1, 1996              13,782.68              2,599.00              248,716.07
May 1, 1996              13,782.68              2,487.16              237,420.55
Jun 1, 1996              13,782.68              2,374.21              226,012.08
Jul 1, 1996              13,782.68              2,260.12              214,489.52
Aug 1, 1996              13,782.68              2,144.90              202,851.74
Sep 1, 1996              13,782.68              2,028.52              191,097.58
Oct 1, 1996              13,782.68              1,910.98              179,225.88
Nov 1, 1996              13,782.68              1,792.26              167,235.46
Dec 1, 1996              13,782.68              1,672 35              155,125.13
Jan 1, 1997              13,782.68              1,551.25              142,893.70
Feb 1, 1997              13,782.68              1,428.94              130,539.96
Mar 1, 1997              13,782.68              1,305.40              118,062.68
Apr 1, 1997              13,782.68              1,180.63              105,460.63
May 1, 1997              13,782.68              1,054.61               92,732.56
Jun 1, 1997              13,782.68                927.33               79.877.21
Jul 1, 1997              13,782.68                798.77               66,893.30
Aug 1, 1997              13,782.68                668.93               53,779.55
Sep 1, 1997              13,782.68                537.80               40,534.67
Oct 1, 1997              13,782.68                405.35               27,157.34
Nov 1, 1997              13,782.68                271.57               13,646.23
Dec 1, 1997              13,782.68                136.46                   (00.0)

Amor2Bio

                              SUBLEASE AMENDMENT #3
                                 BY AND BETWEEN
                  GENERAL ATOMICS AND BIOSITE DIAGNOSTICS INC.


1. PARTIES, RECITALS, AND GENERAL AGREEMENT. This Sublease between General Atomics "Sublessor" and Biosite Diagnostics, Inc. "Sublessee" dated February 17, 1992 is amended effective this 29th day of October, 1993. Except as hereby amended, all terms and conditions of said Sublease shall remain unchanged and in full force and effect.

RECITALS:

Lessee desires to expand its premises at the Sorrento West Industrial Park through lease of approximately 9817sf ("added premises") of Lessor's building at 3550 Dunhill Street (Building 3) which is located adjacent to Lessee's "current premises" at Lessor's Building 4 located in the same commercial park. Refer to Amendment #3, Exhibit A-1.

Lessee desires to have the lease for the added premises in Building 3 be co-terminus with its current premises in Building 4.

Lessee desires to have Lessor finance certain leasehold improvements, part in the added premises in Building 3 and the remainder in its existing premises in Building 4.

Lessee desires to manage its own design, permitting, construction and installation of Lessor financed leasehold improvements in the added and current premises.

Lessee desires to obtain Right of First Offer (ROFO) for space in Lessor's Buildings 3, 4, 5, and 6, when and if Lessor offers said space for lease to others excluding Lessor's affiliates.

Lessor desires to accommodate Lessee's current expansion and finance said leasehold improvements.

Lessor desires to accommodate Lessee's future expansion to the extent practical and reasonable.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and agreements of the parties hereto, the parties mutually covenant and agree as follows:

Immediately upon payment of the security deposit by the Lessee, Lessor shall make available to Lessee, the added premises comprised of approximately 9817sf of improved office space in Building 3.

Lessee shall take possession of the premises in "as-is" condition and pay rent and operating expenses starting November 1, 1993.

Lessor agrees to finance certain leasehold improvements in the amount not to exceed a total of $300,000.

Lessee agrees to pay the $300,000 or actual cost of the leasehold improvements whichever is less, as added rent over the remaining term of the base lease, which terminates December 31, 1997.

2.1 PREMISES. This Sublease Amendment shall apply to the following space:

              Current Premises - Building 4 (Refer to Exhibit A-2)
              ----------------------------------------------------

                Suites A & B                    3,160 SF
                Suite C                         6,520 SF
                Suite D                         5,920 SF
                Suite E                         3,880 SF
                Suite G                         4,420 SF
                Subtotal                       23,900 SF Note

                Note: Suite F space is not included in this amendment. A portion of Suite F space is leased on a month-to-month basis under separate lease.


              Added Premises - Building 3 (Refer to Exhibit A-3)
              --------------------------------------------------

                 Suite B                        9,817 SF

                 Total (Bldgs 3 & 4)           33,717 SF


6.0 USE. The added premises shall be used only for office and administrative purposes in support of R&D and Manufacturing of biomedical products.

54. RENT ESCALATIONS

Refer to Paragraph (f) of original lease. Change to read as follows: The base rent under (a) shall be calculated by using the "blended rental rate" comprised of the rent for current space after adjustment (January 1, 1994) according to the lease agreement in place prior to this amendment, plus the starting rent for the added space included by this amendment.

56. RENT AND SECURITY DEPOSIT

For the purpose of avoiding confusion caused by tracking base rents for different space blocks leased at different times, including space covered under earlier leases that have been superseded as well as amendments to the subject lease, parties agree that a blend rental rate shall be used to calculate base rent increases as follows:

         56.1 Base Rent. The starting base rent for the added premises shall be $0.65 per gross square foot per month, net of all operating expenses.

         56.2 Rent Increases. On the next anniversary date of this Lease, January 1, 1994, the base rent for the current premises shall be increased as described in Paragraph 54 "Rent Escalations." On each anniversary of the lease thereafter, the rent for current and added premises shall be increased as described in Paragraph 54 as amended, using the blended rental rate effective after the January 1, 1994 increase.

         56.3 Leasehold Improvement Cost Recovery. Upon completion of leasehold improvements and accumulation of cost, a new leasehold improvement payment balance shall be determined. The new balance shall be comprised of the unpaid principal remaining for leasehold improvements that were in effect prior to completing leasehold improvements plus the leasehold improvement amount financed on behalf of this lease amendment. Lessee shall make equal monthly payments as added rent to amortize the new principal balance over the remaining term of the lease at an interest rate of 12% per annum.

         56.4 Lessee shall pay Lessor a security deposit in the amount equivalent to one month's rent (9817 SF @ $0.65) plus two months' operating expenses (2 x 9817 SF @ $0.15) or a total of $9326. The security deposit for all space covered under this agreement, current plus added, shall be adjusted by a lease amendment executed at the time the new leasehold improvement cost recovery amortization schedule is determined. The adjusted security deposit shall be comprised of the equivalent of one month's rent, two month's average operating expense and one month's payment to amortize the new leasehold improvement principal balance calculated as covered in Paragraph 56.3.

57.      COMMENCEMENT DATE.  TERM AND OPTIONS

         (a) The term for the added premises shall commence on November 1, 1993.

         (b) The term for added and current premises shall end concurrently on December 31, 1997.

         (c) Assuming the Lease is in full force and effect and Lessee is not in default of terms of the Lease, as can be verified by Lessee via written notice from Lessor, the two year option to extend the lease term for the current premises shall likewise apply to the added premises.

58.      LEASEHOLD IMPROVEMENTS (TENANT IMPROVEMENTS)

Financing provided by the Lessor shall be applied only toward expenditures against costs incurred in the construction of the leasehold improvements, including any and all reasonable fees, charges, costs, or expenses incurred by the Lessee in connection with design, engineering, governmental processing and approval, cost of equipment, materials, labor, construction overhead and fees, utility hookup, equipment installation, testing, inspection, or any costs directly related to the leasehold improvements that improve value of the realty as reflected on the approved drawings and specifications. Excluded from the allowance is the cost of design, purchase, relocation or setup of Lessee's fixtures, Lessee's project management costs, or excess costs incurred by Lessee beyond the approved financing as covered in Paragraphs (a) and (b) below:

         (a) Building 4 Funding Allowance: Parties agree that cost of leasehold improvements to be financed by the Lessor, for laboratory space in Building 4, shall not exceed $100,000 and shall be expended for interior improvements that enhance utility of the space.

         (b) Building 3 Funding Allowance: Parties agree that cost of leasehold improvements to be financed by the Lessor, for administrative space in Building 3, shall not exceed $200,000 and shall be expended for interior improvements that enhance utility of the space.

         (c) Design, Construction Management and Contractor Payment: Lessee shall be responsible for the design, permitting and construction of the leasehold improvements and shall make direct payment for all services authorized by the Lessee to cause the leasehold improvements to be installed. Lessor may at its own discretion, file a "notice of nonresponsibility" giving notice to all contractors that Lessor is not obligated for payment for cost of construction, alterations or repairs needed to cause the leasehold improvements to be installed.

         (d) Design Review and Concurrence: Lessee shall submit to the Lessor, for Lessor's review and concurrence, all appropriate design documents at the schematic and detailed design stage of completion, all in advance of initiating any leasehold improvements for which Lessor financing is to be used.

         (e) Collaboration in Selection of Contractors: Lessee shall obtain Lessor's concurrence on selection of architects, engineers, contractors and others for which leasehold improvement funding will be used toward reimbursement of labor, materials and services rendered for the purpose of installing said improvements.

         (f) Leasehold Improvement Cost Reimbursement: Reimbursement by the Lessor to the Lessee for payment of fees, labor, material and services shall occur only after the Lessee has provided Lessor sufficient backup information supporting request for payment. Verification shall include a summary of the cost to complete, verification of payment by Lessee and mechanics lien releases executed by the performing contractor. In the event Lessee requests progress payments prior to completion of all leasehold improvements, then Lessor shall be provided a schedule for completion showing percentage complete as supporting data for reimbursement. The summary shall be in the form of Construction Specification Institute (CSI) breakdown identifying scope of work, performing contractor(s) and services rendered.

         (g) Lessor Delays: In no event shall the substantial completion dates of the leasehold improvements be extended due to a delay or fault of Lessor. Delays "due to the fault of Lessor" may include, without limitation, delays caused by:

             (i) Lessor's failure to timely respond to the schematic design review, or to timely concur with the working plans or information requested by permitting agencies, all to be submitted to the Lessor by written transmittal. Lessee shall provide Lessor reasonable time to respond or five business days. If response is not obtained from Lessor within the five business day period, Lessee shall proceed on assumption that Lessor concurs with the submittal.

             (ii) Lessor's failure to timely reimburse Lessee those funds required for partial or full completion of the leasehold improvements. Lessor shall have a minimum of forty five (45) days to reimburse Lessee, assuming adequate supporting data is included with the request for reimbursement.

         (e) Inspection of Premises: Lessor and Lessee representatives shall make routine inspections of the Premises to verify workmanship, check general compliance with design documents and to judge completion in support of request for progress payments. Within five business days after substantial completion, Lessee shall conduct a walk-through inspection of the premises with Lessor and complete a punch-list of items needing correction or additional work to complete the leasehold improvements. Lessor's contractor(s) shall complete all punch-list items within 30 days after submission of the final punch-list or as soon as practicable thereafter. Upon completion of such punch-list items, Lessee shall notify Lessor in writing that the leasehold improvements have been completed and forward to the Lessor verification of final City Building Department inspection approval. At the option of the Lessor, Lessee shall file a notice of completion and record said notice with the recorder's office.

59.      INSPECTION AND WARRANTY

Lessor's warranty under Paragraph 6.3(a) shall apply to "base building improvements" only. For the purpose of interpreting obligations under this paragraph of the lease, "base building improvements" are differentiated from "leasehold improvements" as being those improvements that pre-existed the installation of all "leasehold improvements" installed in the premises on behalf of the Lessee.

To allay the Lessee's concerns regarding status of warranty items in the added premises, Lessee shall perform its own inspection of building structure, plumbing, electrical, heating and air conditioning systems and notify Lessor in writing by December 1, 1993 of any needed repairs. Lessor shall take action to repair said deficiencies which Lessor considers valid under terms of the warranty, Paragraph 6.3(a), prior to Lessee's occupancy about January 1, 1993. This inspection and repair shall not supersede the six month warranty covered in section 6.3(a) of the lease taking effect starting the date of lease commencement (November 1, 1993) for the added premises. Lessor shall not be required to make major structural, plumbing, mechanical or electrical upgrades that may be required to meet codes as a result of Lessee installing its planned leasehold improvements.

60.      RIGHT OF FIRST OFFER TO EXPAND

Provided that this lease continues in full force and effect without default by Lessee, Lessee shall have the right to lease other space in Lessor's buildings in Sorrento West Park designated as Buildings 3, 4, 5 and 6, Exhibit A-1. Other space is classified as space which the Lessor may from time to time determine as surplus to its needs or to the needs of its affiliates, or space that other existing tenants occupy and surrender, for whatever reason, during the base term of this lease. The right granted by this section is subject to the following terms and conditions:

         (a) If Lessor desires to offer such space for lease, Lessor shall deliver to Lessee a written notice specifying terms of such offer.

         (b) Lessee shall then have a period of thirty (30) days to accept the offer and thereby lease such space pursuant to the terms of such offer.

         (c) If Lessee fails to accept or reject such offer within the thirty
(30) day period, Lessor shall be entitled to lease such space on equivalent or better terms and conditions to the Lessor than contained in the notice sent to the Lessee with regard to such space. If the Lessee rejects the offer, the response shall be in writing stating the reason for rejection.

         (d) The Right of First Offer shall terminate for the offered space for a period of one year unless the Lessor decides to offer said space to a third party under less favorable terms and conditions to the Lessor than previously offered to the Lessee. If Lessor forwards a new offer to the Lessee as a result of negotiations with a third party, then Lessee shall have five (5) business days to accept or reject said offer. If the Lessee rejects the offer, the response shall be in writing stating the reason for rejection.

         (e) If the Lessee fails to respond in writing within the allowed time period, after receiving an offer, Lessor shall assume Lessee has rejected the offer and the Right of First Offer for the subject space shall terminate for the entire term of the lease, including option periods.

         (f) The Right of First Offer shall be granted only during the base term of the lease and not during the option period.

         (g) The Right of First Offer shall not apply to expansion space for which rights have been granted to other tenants in the designated space.

         (h) The Right of First Offer shall be granted only after Lessor's review of Lessee's financial statement to establish Lessor's satisfaction that Lessee has the ability to pay for leasing the offered space.

         (i) The Right of First Offer shall be granted only upon consent of property owner's lender relative to terms and conditions of the offered space as it relates to use of the property, subordination, lease term and financial consideration.

Lessor will make best effort to inform Lessee of available space in Sorrento West whether or not it is included in Lessor's Right of First Offer designated space.

         SUBLESSOR                                  SUBLESSEE

GENERAL ATOMICS                            BIOSITE DIAGNOSTICS, INC.



By  /s/ Robert H. Dalry                    By  /s/ Kim D. Blickenstaff
   ------------------------------             ------------------------------
     Robert H. Dalry,                           Kim Blickenstaff,
     Director, Facilities                       President

THE IDEAL LOCATION

         Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.

         GRAPHIC OMITTED



DIRECTIONS

FROM SAN DIEGO:  Take the Sorrento Valley Exit off Interstate 5
(north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site. OR

Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Blvd. Turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

FROM LOS ANGELES: Take Carmel Valley Road Exit off Interstate 5 (south). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard. Turn right over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle to Sorrento West site.

For Information contact:

         GRAPHIC OMITTED.

                                   EXHIBIT A-2
                         [GRAPHIC OF BUILDING 4 OMITTED]

                                   EXHIBIT A-3
                         [GRAPHIC OF BUILDING 3 OMITTED]

                          AMENDMENT #4 TO THE SUBLEASE
                                 BY AND BETWEEN
                  GENERAL ATOMICS AND BIOSITE DIAGNOSTICS, INC.

                     PARTIES, RECITALS AND GENERAL AGREEMENT

This Sublease Amendment #4, dated for reference purposes only, March 1, 1995 is made by and between General Atomics (herein called "Lessor") and Biosite Diagnostics, Inc. (herein called "Lessee").

                                    RECITALS

         A. WHEREAS, Parties to this Agreement entered into a Sublease dated February 17, 1992, and Amendments #1, #2 and #3 dated August 10, 1992, January 21, 1993 and October 29, 1993 respectively:

         B. WHEREAS, Parties executed Sublease Amendment #1 for the express purpose of leasing to the Lessee, on a month-to-month basis, 1,550sf of 4,454sf in Building 4, Suite F; (Refer to Exhibit A, Site Map and Exhibit B, Floor Plans

         C. WHEREAS, Lessee desires to sublease all of Suite F, that 1,550sf portion currently being leased month-to-month and the 2,904sf portion currently retained by the Lessor (herein called "ADDED" space), for the same period as Lessee's current Premises;

         D. WHEREAS, Lessee has the "Right-of-First-Offer for Lessor's Sorrento West Building 5 Premises at 11040 Roselle Street and a proposal for "Right-of-First-Offer" to lease a portion of said Building was directed to the Lessee;

         E. WHEREAS, Lessee has requested that Lessor finance leasehold improvements for Suite F and for certain existing laboratories of its current Premises;

         F. WHEREAS, parties desire to modify the Sublease in certain respects;

         NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the parties hereto, the parties mutually covenant and agree as follows:

2.1. PREMISES. Add to the Lessee's Premises approximately 4,454gsf of space, more specifically identified as "ADDED" space, which is comprised of that portion of Suite F in Building 4 previously retained by the Lessor (2,904gsf) and that portion currently leased month-to-month by the Lessee (1,550gsf). Following is a summary of the Lessee's space blocks, date of possession, approximate sizes and the leasehold improvement phase for all space blocks covered under Terms of the Sublease.

                                                   POSSESSION IMPROVEMENT

LOCATION          SPACE            SIZE (GSF)      DATE              PHASE(S)
--------          -----            ----------      ----              --------
Bldg. 4           Suite D          5,920           03/10/90          #1 & 6

                  Suite C          6,520           07/01/90          #2 & 6

                  Suite E          3,880           10/01/90          #3

                  Suites A&B       3,160           05/01/91          #4 & 5

                  Suite G          4,420           03/01/92          #5

Bldg. 3           Suite A          9,817           11/01/93          #6

Bldg. 4           Suite F          4,454           03/01/95          #7

BLDGS. 3 & 4      TOTAL:           38,171

3.0 TERM. The Term for the "ADDED" space shall start March 1, 1995 and end on the same date as for "CURRENT" space, December 31, 1997. End of Term for all space blocks shall be coterminous.

4.2(a) OPERATING EXPENSES. Lessee shall pay its pro rata share of operating expenses for all space including the "ADDED" space. This Sublease Amendment changes the Lessee's pro rata share of operating expenses for "CURRENT" and "ADDED" Premises to: Building 3 - 47.16%; Building 4 - 100%; Park - 32.18%.

50. BROKER'S FEE. Applies to all space covered by the Sublease including that added under this Amendment.

51. HAZARDOUS MATERIALS. Applies to all space covered by the Sublease including that added under this Amendment.

52. PREVIOUS AGREEMENTS. Applies to all space covered by the Sublease including that added under this Amendment.

53. AGREEMENT OF SUBORDINATION AND ATTORNMENT. Applies to all space covered by the Sublease including that added under this Amendment.

54. RENT ESCALATIONS. Paragraph 54 is replaced in its entirety with the Amendment #4 Paragraph 54, ADDENDUM TO STANDARD SUBLEASE attached herein.


ADDENDUM TO PRIOR AMENDMENT #3

The following paragraphs were deleted from Sublease Amendment #3 without incorporating the word "DELETE."

    47.      TERM AND COMMENCEMENT DATE
    48.      RENT SCHEDULE
    49.      TENANT IMPROVEMENTS

The following paragraphs were added to Sublease Amendment #3 without incorporating the word "ADD":

         56.      RENT AND SECURITY DEPOSIT
         57.      COMMENCEMENT DATE, TERM AND OPTIONS
         58.      LEASEHOLD IMPROVEMENTS (TENANT IMPROVEMENTS)
         59.      INSPECTION AND WARRANTY
         60.      RIGHT OF FIRST OFFER TO EXPAND

Parties agree that these omissions are hereby corrected by Sublease Amendment
#4.

55. OPTION TO EXTEND. This option applies to all space including that added under Terms of this Sublease Amendment. Refer to ADDENDUM TO STANDARD INDUSTRIAL LEASE of Base Lease.

56. RENT AND SECURITY DEPOSIT. Delete Amendment #3 Paragraph 56 in its entirety and replace with the following:

         56.1 Base Rent. The Base Rent for Building 4 "ADDED" space, net of all operating expenses, shall be the rental rate the Lessee now pays on a month-to-month basis ($0.55/gsf per month) adjusted as stipulated in Paragraph 56.2.

         56.2 Rent Increases. Effective March 1, 1995, current rent, including the month-to-month rent for Suite F, shall be adjusted by the latest available CPI index for Urban Wage Earners and Clerical Workers, LA-Anaheim-Riverside. Rent adjustment for the designated space blocks, using indices for December 1993 (146.7) and December 1994 (148.1), is as shown in the table below. Future rent adjustments shall be as stipulated in Paragraph 54 included herein.

         New total rent ($25,759), comprised of the current rent plus rent for the "ADDED" space (adjusted for actual 1994 CPI), shall be used as the base rent for calculating future rent increases under Paragraph 54:

Building      Space Block                           Rent
--------      -----------            ----------------------------------------
                                                     CPI
                                      Current     Adjustment           New
                                     ----------   ----------       ----------
        3     Suite A                $ 6,381.00     $ 60.90        $ 6,441.90
        4     Suites A,B,C,D&E       $13,971.65     $133.34        $14,104.99
        4     Suite G                $ 2,712.75     $ 25.89        $ 2,738.64
        4     Suite F(1,550sf)       $   853.00     $  8.14        $   861.14
        4     Suite F(2,904sf)       $     0.00     $  0.00        $ 1,612.44
                                     ----------     -------        ----------
                                     $23,918.40     $228.27        $25,759.11

         56.3 Leasehold Improvement Cost Recovery. Lessor has previously financed six separate improvement projects over a period starting with the Lessee's possession of the first space block, Building 4, Suite D. Lessor has paid all the leasehold improvement costs for Phase 4. Costs for Phases 1, 2, 3, and 5 are being paid on a payment schedule dated January 1, 1993 (Exhibit C). Payment for Improvement Phase 6, which was comprised of improvements to Building 3, Suite A, and certain rework of Building 4, Suites C & D, is being paid to the Lessor by the Lessee, on a separate payment schedule dated April 1, 1994 (Exhibit D).

         As part of this Sublease Amendment, Lessee requested and Lessor agrees to finance, additional leasehold improvements to "ADDED" space, and to certain upgrades for existing laboratories in "CURRENT" space. This financing shall be identified as improvement Phase 7, with a total cost not to exceed $125k, the final actual sum to be amortized over the remaining period of the base sublease term, at 12% per annum. Parties agree that upon completion of Phase 7 funding, Lessor has the option to combine the three financing schedules into one, the principal amount of the new schedule to be determined by adding to the unamortized balance of the two current payment schedules (Exhibits C and D) the actual Phase 7 "debt" as determined below.

         Lessee's requests for reimbursement of leasehold improvement expenditures shall be limited to one request per month. Lessor's Project funding shall be completed within four months from the first disbursement payment. In the event the leasehold improvement cost reimbursement period exceeds three months, Lessor has the option to accrue interest on the reimbursement amount, at 1% per month, to be added to the total amount funded to the Phase 7 improvements, the sum to be termed Phase 7 "debt." This debt shall be used as the starting balance for the Phase 7 leasehold payment schedule for which collection shall start no later than six months after the first reimbursement payment.

         56.4 Security Deposit. Lessee shall increase its Security Deposit to an amount equivalent to one month's rent, two months' average operating expenses and one month's payment for leasehold improvements. The following summarizes the Security Deposit required upon execution of Sublease Amendment #4.

         One Month's Rent (Paragraph 56.2)                             $25,579
         One Month's Operating Expenses 38,171sf x
                  $0.15/sf x 2mos.                                     $11,451
         Monthly Leasehold Payment - January 1, 1993
                  Schedule                                             $13,783
         Monthly Leasehold Payment - April 1, 1994
                  Schedule                                             $ 8,208
         Security Deposit on Record                                    $42,326
         SECURITY DEPOSIT DUE UPON EXECUTION OF
                  THIS AMENDMENT:                                      $16,695

57. COMMENCEMENT DATE, TERM AND OPTIONS. Delete in its entirety. Information is contained in other Paragraphs of the Sublease Amendment.

58. LEASEHOLD IMPROVEMENTS. Delete Amendment #3, Paragraph 58 in its entirety and replace with the following:

Parties agree that Lessee shall cause to be installed certain leasehold improvements in the "ADDED" space and in certain "CURRENT" space, Phase 7 improvements to be identified on working drawings and specifications prepared by qualified design firms registered to practice in the State of California. Design for said improvements shall be processed through the City of San Diego Building Department and work shall be performed under valid permits with the City.

         (a) Financing: Financing provided by the Lessor shall be applied only toward expenses incurred in the preparation of design; for engineering, governmental processing and approval; for construction of the leasehold improvements, including any and all reasonable fees, charges, costs, or expenses incurred by the Lessee in connection with cost of equipment, materials, labor, construction, overhead and fees, utility hookup, equipment installation, testing, inspections, or any costs directly related to the leasehold improvements that improve the value of the realty as reflected on the approved working drawings and specifications. Excluded from the financing is the cost of design, purchase, relocation, installation and testing of Lessee's fixtures; costs of Lessee's project management, overhead and fees, or excess costs incurred by Lessee beyond the amount of approved financing stipulated in Paragraph 56.3.

         (b) Design, Construction Management and Contractor Payment: Lessee shall be responsible for coordinating design, permitting and construction management of the leasehold improvements. Lessee shall make direct payment for all services authorized by the Lessee to cause the leasehold improvements to be installed. Lessor may at its own discretion, file a "notice of non responsibility" giving notice to all contractors that Lessor is not obligated for payment of construction material, labor or services, or repairs needed to cause the leasehold improvements to be installed.

         (c) Design Review and Concurrence: Lessee shall submit to the Lessor, for Lessor's review and concurrence, working drawings and specifications at the schematic and detailed design stage of completion, all in advance of initiating any leasehold improvements for which Lessor financing is to be used.

         (d) Collaboration in Selection of Contractors: Lessee shall obtain Lessor's concurrence on selection of architects, engineers, contractors and others for which leasehold improvement funding will be used toward reimbursement for payment of labor, materials and services rendered for the purpose of having installed said improvements.

         (e) Leasehold Improvement Cost Reimbursement: Reimbursement by Lessor to the Lessee for payment of fees, labor, material and services shall occur only after the Lessee has provided Lessor sufficient backup information showing verification of payment with supporting information. Supporting information shall include a summary of the cost to complete and verification of payment by Lessee accompanied by conditional or unconditional mechanics lien releases executed by the performing contractor(s). Any request for reimbursement for progress payments (payments for less than 100% completion) shall be supported with a schedule for project completion showing percentage complete for those services for which reimbursement is being requested. Cost summaries, supported by a project schedule, shall be in the Construction Specification Institute (CSI) format, identifying scope of work, respective performing contractor(s) and services rendered.

         (f) Lessor Delays: In no event shall the substantial completion dates of the leasehold improvements be extended due to a delay or fault of Lessor. Delays "due to the fault of Lessor" may include, without limitation, delays caused by:

                  (i) Lessor's failure to timely respond to the schematic design review, or to timely concur with the working plans or information requested by permitting agencies, all to be submitted to the Lessor by written transmittal. Lessee shall provide Lessor reasonable time to respond or a minimum of five (5) business days. If response is not obtained from Lessor within the five (5) business day period, Lessee shall proceed on assumption that Lessor concurs with the submittal.

                  (ii) Lessor's failure to timely reimburse Lessee those funds required for partial or full completion of the leasehold improvements. Lessor shall have a minimum of thirty (30) days to reimburse Lessee, assuming adequate supporting data is included in the request for reimbursement.

         (g) Inspection of Premises: Lessor and Lessee representatives shall make routine inspections of the Premises to verify workmanship, check general compliance with design documents and to judge completion in support of request for reimbursement for progress payments. Within five (5) business days after substantial completion, Lessee shall conduct a walkthrough inspection of the Premises with Lessor and complete a punch-list of items needing correction or additional work to complete the leasehold improvements. Lessee's contractor(s) shall complete all punch-list items within thirty (30) days after submission of the final punch-list or as soon as practicable thereafter. Upon completion of such punch-list items, Lessee shall notify Lessor in writing that the leasehold improvements have been completed and forward to the Lessor. verification of final City Building Department inspection approval. At the option of the Lessor, Lessee shall file a notice of completion and record said notice with the recorder's office.

59. INSPECTION AND WARRANTY. Delete Amendment #3, Paragraph 59 in its entirety and replace with the following:

         Lessor's warranty under Paragraph 6.3(a) shall apply to "base building improvements" only. For the purpose of interpreting obligations under this paragraph of the Sublease, "base building improvements" are differentiated from "leasehold improvements" as being those improvements that pre-existed the installation of "leasehold improvements" installed in the "ADDED" space block by the Lessee.

         Lessee shall perform its own inspection of building structure, plumbing, electrical, heating and air conditioning systems and notify Lessor in writing by April 1, 1995 of any needed repairs. Lessor shall take action to repair said deficiencies which Lessor considers valid under terms of the warranty, Paragraph 6.3(a). This inspection and repair shall not supersede the six month warranty covered in section 6.3(a) of the Sublease taking effect starting the date of possession, March 1, 1995 for the "ADDED" Premises. Lessor shall not be required to make major structural, plumbing, mechanical or electrical upgrades that may be required to meet codes as a result of Lessee installing its planned leasehold improvements.

60. RIGHT OF FIRST OFFER TO EXPAND. Delete Amendment #3, Paragraph 60 in its entirety and replace with the following:

         Provided that this Sublease continues in full force and effect without default by Lessee, Lessee shall have the "Right-of-First-Offer" ("ROFO") to lease other space in Lessor's buildings in Sorrento West Park designated as Buildings 3, 4, and 6 (Refer to Exhibit A, Site Map). "ROFO" space is classified as space which the Lessor may from time to time determine as surplus to its needs or to the needs of its affiliates, or space that other existing tenants occupy and surrender, for whatever reason, during the base term of this Sublease. The right granted to the Lessee by this section is subject to the following terms and conditions:

         (a) If Lessor desires to offer such space for lease, Lessor shall deliver to Lessee a written notice specifying terms of such offer.

         (b) Lessee shall then have a period of thirty (30) days to accept the offer and thereby lease such space pursuant to the terms of such offer.

         (c) If Lessee fails to accept or reject such offer within the thirty
(30) day period, Lessor shall be entitled to lease such space to other third party. If the Lessee rejects the offer, the response shall be in writing stating the reason for rejection.

         (d) If the Lessee fails to respond in writing within the allowed time period, after receiving an offer, Lessor shall assume Lessee has rejected the offer and the "ROFO" for the subject space shall terminate for the entire term of the Sublease, including the option periods.

         (e) "ROFO" shall be granted only during the base term of the Sublease and not during the option period.

         (f) "ROFO" shall not apply to expansion space for which rights have been granted to other tenants in the designated space.

         (g) "ROFO" shall be granted only after Lessor's review of Lessee's financial statement to establish Lessor's satisfaction that Lessee has the ability to pay for leasing the offered space.

         (h) "ROFO" shall be granted only upon consent of Property Owner and its lender relative to terms and conditions of the offered space and as it relates specifically to use of the property, subordination, sublease term and financial consideration.

         By letter dated, May 6, 1994, Lessor submitted a proposal to Lessee extending to Lessee "ROFO" option for its expansion into a portion of Building 5 at 11040 Roselle Street, more specifically the 11,905gsf space block occupied by Microelectronics Packaging America. Through lack of response from the Lessee, said offer expired June 6, 1994. Parties acknowledge they have since discussed Lessee's expansion needs relative to possible availability about the end of first quarter 1995, of approximately 17,99Ogsf in Building 5, currently occupied by "A" Company. Lessee informally notified Lessor that it would not execute a "ROFO" option for the "A" Company space and by execution of this Sublease Amendment, Lessee affirms its position of disinterest in said "ROFO" option. Parties agree the Lessor's Building 5 is therefore removed for "ROFO" consideration under this Sublease Agreement.

ADDENDUM TO SUBLEASE. Addendum attached to the base Sublease applies to all space covered under terms of this Sublease Amendment.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID LEASE SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

LESSOR:                                 LESSEE:
GENERAL ATOMICS                         BIOSITE DIAGNOSTICS, INC.


By   /s/ Robert H. Dalry                By  /s/ Kim D. Blickenstaff
  ----------------------------            ----------------------------
     Robert H. Dalry                         Kim Blickenstaff
     Director Facilities                     President

                                   ADDENDUM TO
                         STANDARD SUBLEASE AMENDMENT #40


                              Dated: March 1, 1995

                         By and Between: General Atomics

                            Biosite Diagnostics, Inc.


54       RENT ESCALATIONS

         (a) On January 1, 1996, 1997 and the same month and day of the option period years, the monthly rent payable under paragraph (e) shall be adjusted by the increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim, California (1967=100), "All Items," herein referred to as "C.P.I."

         (b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable (See paragraph (e) below), shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month prior to the month the adjustment is to take effect, and the denominator of which shall be the C.P.I. for December 1994 (148.1). The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

         (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this addendum.

         (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties.

The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

         (e) The monthly rent under (a) shall be calculated by indexing the March 1, 1995 rent or $25,579 as shown in paragraph 56.2 Rent Increases, of the Sublease Amendment #4.

         (f) Annual rent determined under (a) shall be increased 3% minimum and 8% maximum.

THE IDEAL LOCATION

Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.

         GRAPHICS OMITTED.


DIRECTIONS

FROM SAN DIEGO: Take the Sorrento Valley exit off Interstate 5 (north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site.

                                       OR

Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Blvd., turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

FROM LOS ANGELES: Take Carmel Valley Road exit off Interstate 5 (south). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard, turn right over railroad tracks and bridge spanning flood control channel, turn right onto Roselle Street and follow Roselle to Sorrento West site.

         GRAPHICS OMITTED.


                                    Exhibit A

                         BIOSITE LEASEHOLD IMPROVEMENTS
                                 January 1, 1993


Phase 5 Tls
Design Fees                                                          41,747.50
Permit Fees                                                          11,048.98
Base Construction Contract                                          280,000.00
Construction Change Orders                                           41,519.00
                                                                   -----------
Subtotal                                                            374,315.55
Less Biosite Direct Payment                                          (9,288.00)
Less Suite F Fire Protection                                        (12,191.00)
                                                                   -----------
Total Phase 5 Leasehold Improvements                                352,836.55
Remaining Balance - Old Note                                        272,960.34
                                                                   -----------
Total - New Note                                                   $625,796.89

Principal Amount - New Note                                        $625,796.89
Interest Rate                                                             12.0%
Term (in months)                                                            60
Monthly payment                                                    $ 13,782.68


Payment Date                       Payment            Interest         Balance
------------                     -----------          --------       -----------
                                                                     $625,796.89
Jan 1, 1993                      $ 13,782.68                 0        612,014.21
Feb 1, 1993                        13,782.68          6,120.14        604,351.67
Mar 1, 1993                        13,782.68          6,043.52        596,612.51
Apr 1, 1993                        13,782.68          5,966.13        588,795.96
May 1, 1993                        13,782.68          5,887.96        580,901.24
Jun 1, 1993                        13,782.68          5,809.01        572,927.57
Jul 1, 1993                        13,782.68          5,729.28        564,874.17
Aug 1, 1993                        13,782.68          5,648.74        556,740.23
Sep 1, 1993                        13,782.68          5,567.40        548,524.95
Oct 1, 1993                        13,782.68          5,485.25        540,227.52
Nov 1, 1993                        13,782.68          5,402.28        531,847.12
Dec 1, 1993                        13,782.68          5,318.47        523,382.91
Jan 1, 1994                        13,782.68          5,233.83        514,834.06
Feb 1, 1994                        13,782.68          5,148.34        506,199.72
Mar 1, 1994                        13,782.68          5,062.00        497,479.04
Apr 1, 1994                        13,782.68          4,974.79        488,671.15
May 1, 1994                        13,782.68          4,886.71        479,775.18
Jun 1, 1994                        13,782.68          4,797.75        470,790.25
Jul 1, 1994                        13,782.68          4,707.90        461,715.47
Aug 1, 1994                        13,782.68          4,617.15        452,549.94
Sep 1, 1994                        13,782.68          4,525.50        443,292.76
Oct 1, 1994                        13,782.68          4,432.93        433,943.01
Nov 1, 1994                        13,782.68          4,339.43        424,499.76
Dec 1, 1994                        13,782.68          4,245.00        414,962.08
Jan 1, 1995                        13,782.68          4,149.62        405,329.02
Feb 1, 1995                        13,782.68          4,053.29        395,599.63
Mar 1, 1995                        13,782.68          3,956.00        385,772.95
Apr 1, 1995                        13,782.68          3,857.73        375,848.00
May 1, 1995                        13,782.68          3,758.48        365,823.80
Jun 1, 1995                        13,782.68          3,658.24        355,699.36
Jul 1, 1995                        13,782.68          3,556.99        345,473.67
Aug 1, 1995                        13,782.68          3,454.74        335,145.73
Sep 1, 1995                        13,782.68          3,351.46        324,714.51
Oct 1, 1995                        13,782.68          3,247.15        314,178.98
Nov 1, 1995                        13,782.68          3,141.79        303,538.09
Dec 1, 1995                        13,782.68          3,035.38        292,790.79
Jan 1, 1996                        13,782.68          2,927.91        281,936.02
Feb 1, 1996                        13,782.68          2,819.36        270,972.70
Mar 1, 1996                        13,782.68          2,709.73        259,899.75

                                    Exhibit C

Payment Date                       Payment            Interest         Balance
------------                     -----------          --------       -----------
Apr 1, 1996                         13,782.68         2,599.00       248,716.07
May 1, 1996                         13,782.68         2,487.16       237,420.55
Jun 1, 1996                         13,782.68         2,374.21       226,012.08
Jul 1, 1996                         13,782.68         2,260.12       214,489.52
Aug 1. 1996                         13,782.68         2,144.90       202,851.74
Sep 1, 1996                         13,782.68         2,028.52       191,097.58
Oct 1, 1996                         13,782.68         1,910.98       179,225.88
Nov 1, 1996                         13,782.68         1,792.26       167,235.46
Dec 1, 1996                         13,782.68         1,672.35       155,125.13
Jan 1, 1997                         13,782.68         1,551.25       142,893.70
Feb 1, 1997                         13,782.68         1,428.94       130,539.96
Mar 1, 1997                         13,782.68         1,305.40       118,062.68
Apr 1, 1997                         13,782.68         1,180.63       105,460.63
May 1, 1997                         13,782.68         1,054.61        92,732.56
Jun 1, 1997                         13,782.68           927.33        79,877.21
Jul 1, 1997                         13,782.68           798.77        66,893.30
Aug 1, 1997                         13,782.68           668.93        53,779.55
Sep 1, 1997                         13,782.68           537.80        40,534.67
Oct 1, 1997                         13,782.68           405.35        27,157.34
Nov 1, 1997                         13,782.68           271.57        13,646.23
Dec 1, 1997                         13,782.69           136.46            (0.00)

                                    Exhibit C

           BIOSITE LEASEHOLD IMPROVEMENT - PHASE 6 (1993-1994 PERIOD)



                       GA Allowance
                      Reimbursement #       Building            Amount
                      ---------------       --------            ------
                              1               3               $ 79,348.83
                              2               3               $116,970.62
                              3               4               $ 60,030.54
                              4               4               $ 42,876.69
                                                              -----------
                                                              $299,226.57

Loan Amount                                $299,226.57
Interest Rate                                     12.0%
Term (in months)                                    45
Monthly payment                            $  8,208.01

Payment Date                     Payment          Interest           Balance
------------                   -----------        --------         -----------
                                                                   $299,226.57
April 1, 1994                  $8,208.01          $    0.00        $291,018.56
May 1, 1994                    $8,208.01           2,910.19         285,720.74
June 1, 1994                   $8,208.01           2,857.21         280,369.93
July 1, 1994                   $8,208.01           2,803.70         274,965.62
August 1, 1994                 $8,208.01           2,749.66         269,507.27
September 1, 1994              $8,208.01           2,695.07         263,994.33
October 1, 1994                $8,208.01           2,639.94         258,426.26
November 1, 1994               $8,208.01           2,584.26         252,802.52
December 1, 1994               $8,208.01           2,528.03         247,122.53
January 1, 1995                $8,208.01           2,471.23         241,385.75
February 1, 1995               $8,208.01           2,413.86         235,591.60
March 1, 1995                  $8,208.01           2,355.92         229,739.50
April 1, 1995                  $8,208.01           2,297.40         223,828.89
May 1, 1995                    $8,208.01           2,238.29         217,859.16
June 1, 1995                   $8,208.01           2,178.59         211,829.75
July 1, 1995                   $8,208.01           2,118.30         205,740.03
August 1, 1995                 $8,208.01           2,057.40         199,589.42
September 1, 1995              $8,208.01           1,995.89         193,377.31
October 1, 1995                $8,208.01           1,933.77         187,103.07
November 1, 1995               $8,208.01           1,871.03         180,766.09
December 1, 1995               $8,208.01           1,807.66         174,365.74
January 1, 1996                $8,208.01           1,743.66         167,901.39
February 1, 1996               $8,208.01           1,679.01         161,372.39
March 1, 1996                  $8,208.01           1,613.72         154,778.11
April 1, 1996                  $8,208.01           1,547.78         148,117.88
May 1, 1996                    $8,208.01           1,481.18         141,391.05
June 1, 1996                   $8,208.01           1,413.91         134,596.95
July 1, 1996                   $8,208.01           1,345.97         127,734.91
August 1, 1996                 $8,208.01           1,277.35         120,804.25
September 1, 1996              $8,208.01           1,208.04         113,804.28
October 1, 1996                $8,208.01           1,138.04         106,734.31
November 1, 1996               $8,208.01           1,067.34          99,593.65
December 1, 1996               $8,208.01             995.94          92,381.57
January 1, 1997                $8,208.01             923.82          85,097.38
February 1, 1997               $8,208.01             850.97          77,740.34
March 1, 1997                  $8,208.01             777.40          70,309.74
April 1, 1997                  $8,208.01             703.10          62,804.82
May 1, 1997                    $8,208.01             628.05          55,224.86
June 1, 1997                   $8,208.01             552.25          47,569.10
July 1, 1997                   $8,208.01             475.69          39,836.78
August 1, 1997                 $8,208.01             398.37          32,027.14
September 1, 1997              $8,208.01             320.27          24,139.40

                                    Exhibit D

Payment Date                           Payment           Interest       Balance
------------                         -----------         --------     -----------
October 1, 1997                       $8,208.01          241.39       16,172.78
November 1, 1997                      $8,208.01          161.73        8,126.50
December 1, 1997                      $8,208.01           81.27           (0.24)


                                    Exhibit D

                          AMENDMENT #5 TO THE SUBLEASE

                                 BY AND BETWEEN

                  GENERAL ATOMICS AND BIOSITE DIAGNOSTICS, INC.


         THIS SUBLEASE AMENDMENT #5 ("Amendment #5") dated for reference purposes only, October 1, 1996 is made by and between GENERAL ATOMICS, ("Lessor") and BIOSITE DIAGNOSTICS, INC. ("Lessee").

                                    RECITALS

         Parties entered into a Sublease Agreement dated February 17, 1992, and Amendments #1, #2, #3 and #4 dated August 10, 1992, January 21, 1993, October 29, 1993 and March 1, 1995 respectively for certain Building 3 and 4 Premises at Lessor's Sorrento West Commercial Park;

         Lessee has requested that the Option to Extend the Lease Term be changed to provide for four one-year extension terms in lieu of the one two-year extension term currently in the Sublease Agreement;

         In acknowledgment by the Lessor of the Lessee's excellent rent payment history and commendable performance under terms of the Sublease Agreement, Lessor desires to accommodate Lessee's requested change;

         NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually covenant and agree as follows:

                  Delete Paragraph 55, Option to Extend, in its entirety and replace with a new Paragraph 55 attached herein:

                  Except as hereby amended, all other terms and conditions of said sublease shall remain unchanged and in full force and effect.


LESSOR:                                 LESSEE:

GENERAL ATOMICS                         BIOSITE DIAGNOSTICS, INC.


By: /s/ Robert H. Dalry                 By: /s/ Chris Twomey
   ---------------------------             ---------------------------
Name:   Robert H. Dalry                 Name:   Chris Twomey
     -------------------------               -------------------------
Title: Director Facilities              Title:  V. P. Finance
      ------------------------             ---------------------------
Date:   11/4/96                         Date:   10/4/96
     -------------------------               -------------------------

                      ADDENDUM TO STANDARD INDUSTRIAL LEASE

Dated October 1, 1996 By and Between General Atomics and Biosite Diagnostics,
Inc.

55 OPTION TO EXTEND
--

A. Lessor hereby grants to Lessee the option to extend the term of this Lease for four one year periods commencing when the prior term expires upon each and all of the following terms and conditions:

         (i) Lessee gives to Lessor and Lessor receives written notice of the exercise of the option to extend this Lease for said additional term no earlier than nine months and no later than six months prior to the time that the option period would commence if the option were exercised, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire;

         (ii) The provisions of paragraph 39, including the provision relating to default of Lessee set forth in paragraph 39.4 of this Lease are conditions of this Option;

         (iii) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

         (iv) The monthly rent for each month of the option period shall be calculated as follows:

         In accordance with Paragraph 54, Rent Escalations, of Sublease Amendment #4.